Connective.Network

Carii provides a unique and robust digital platform for organizations to engage and monetize their community and connect all stakeholders.


Carii, Inc. & Connective.Network
Maximizing the benefits of your community through self-contained digital networking solutions

Invest

$101.25 minimum investment

Deadline February 2, 2021
in 2 months

Share Price
$11.25

Total Raised
$0

Valuation
$9,000,000

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

Pitch   Updates   Discussion

INTRODUCTION

Introduction


carii Pronounced "Char-ee"
COMMUNITY
NETWORKING PLATFORM
- CONNECTIVE
A one-stop solution for ecosystems, remote work and digital business - with activity coins & video conferencing
Denise Hayman-Loa, CEO & Co-Founder, denise.hayman-loa@carii.com

Connective is the most robust and modern community networking and communication platform for organizations to unify and grow their internal and external communities, in a secure branded environment.

Carii is a B2B platform for organizations to create their own private social networking community or market network and connect their customers, members, partners, and employees. Carii, Inc.& Connective.Network is far more expansive than competitors. It's like combining Wix, Zoom, LinkedIn, Slack, Eventbrite, Quora, CMS, Trello, Crowdrise and Etsy in one consolidated branded platform.

DEAL HIGHLIGHTS

- Award winning & fully developed solution with proven product market fit
- Numerous existing customers, prospects and partners
- Deep team, board and advisors
- Benefits from the new world of digital acceleration

Introduction


carii
Fully developed White Label & SaaS one-stop platform that goes beyond all existing solutions for interactive community ecosystems & networks – with a clearly validated market need

RECOMMENDATIONS

Recommendations


carii
CONNECTIVE IS RECOGNIZED BY INDUSTRY ANALYSTS FOR ITS MANY UNIQUE CAPABILITIES
Connective solves a huge unmet need in information processing. It allows communities all over the world to more easily enable their members to interact in a trusted manner. No other system has the ability to serve communities like Connective does.
—Dr. Gerry Purdy, Principal analyst, Mobilocity
"Companies are looking for a platform to tie in cross functionality, connecting multiple communities and managing communication between businesses, customers and partners. Business networks are evolving and Connective is a platform that lets you tie together multiple elements of enterprises."
—Michael Fauscette, IDC Group Vice President, Software Business Solutions
"I was delighted when I discovered Connective – The Community Networking Platform! Communities need a consolidated, interactive, trusted communication platform for engaging members/customers – Connective provides this platform."
—Rich Bohn, SellMoreNow.com
Facebook and Twitter...have a very broad focus. A site like Connective is offering an interesting alternative for people of like minds, which I believe may be at the center of the eventual evolution of social media."
—Tim Bajarin, Jan 26, 2015 PC Magazine

TESTIMONIALS

"Connective enables advisors and clients to have enhanced interactions, share information, and form trusted teams in a secure yet flexible environment. Connective is a digital platform, yet it enables the very human interactions at the core of our business."

Rusty Iodice
Continuity Ventures

"The platform enables all members of the ecosystem to derive benefit from their interactions in a trusted way. Our business members benefit by reaching their core demographic and adding value to them, and our nonprofit members gain value from the businesses, experts and other nonprofits on the platform."

Asif Talukdar
CEO

PROBLEM

The **key problems we solve include fragmentation** in digital communications along with the **lack of control, data ownership, security and revenue generation** by organizations/businesses:

- Communities are operating on other companies' brands (Facebook, Instagram) which shut them off from the profits they generate
- Connections to members are mostly one way and limited by algorithms
- Communities don't control their content or own their brand/data
- Lack of security and privacy are major and growing concerns with the disconnected silos of digital video conferencing, messaging, and content sharing tools
- Organizations can't monetize the communities they've worked hard to build

Problem


carii
INTERACTION IS CHANGING
DIGITAL TOOLS ARE FRAGMENTED, WITH PRIVACY ISSUES AND INEFFICIENCIES THAT NEGATIVELY IMPACT INTERACTIONS
Email
Twitter
Facebook
LinkedIN
Zoom
Slack
Others
➢ Digital tools such as Zoom, Slack, Eventbrite, Trello, Quora provide utility but are standalone disconnected silos
➢ The interest in efficient secure remote work & networking value with all stakeholders is more pressing than ever

SOLUTION

Connective provides **unified** functionality for **engaging an organization's network** of customers, members, partners and prospects with a branded digital experience where they own their brand and their data and can generate revenue from their membership. **In simple terms it's like having their own social network.**

Value propositions include:

- Eliminating multiple tools and the related costs
- Activating member interaction and collaboration
- Owning your data and your brand
- Creating network value for all members and the organization
- Generating revenue on multiple dimensions

Solution


carii
A NEED THAT IS PROVEN BY MARKET DEMAND
Organizations want their own platforms to:
➢ Bring together their stakeholders
➢ Support interaction & network value
➢ Provide security, branding & revenue
Example Use Cases – Existing Clients
Private Equity Fund using platform for secure work, information sharing & interaction across portfolio companies
Professional Network for the commercial real estate industry to "interact to transact" – networking/project/product directory
Corporate Consulting linking exec coaches with corporations to change the future of work via knowledge, interaction, services
Substantial Opportunity with:
Professional & Interest Based Networks, Services Firms, Businesses, Events, Associations, Investors

Solution


SEAMLESS UNIQUE PLATFORM – FULLY DEVELOPED
Websites
Interactive Designs
Communicate
Chat, Social, Q&A, Video Conferencing
Share Knowledge
Video, Images, Documents, Search/Categories
Revenue
Expert Booking
Events
Advertising
Memberships
Marketplace
Network
Event Scheduling
Coins for Tokens
Actions/Projects
Network of Networks
Profiles
Experts
Members
An innovative community ecosystem platform in use by multiple organizations and ready to scale – token/blockchain compatible
All functionality on web and mobile apps, in a private cloud and with robust security
carii

BUSINESS MODEL

Carii, Inc. has two main product lines: **White Label** and **SaaS**.

Business model


carii
WHITE LABEL & SAAS PRODUCT LINES
All products on a common code base to reduce support effort & all with web & mobile app versions
1
Older free basic platform in use globally with 35,000 users
2
Live white label clients (20) + 8 in process
3
Newly released SaaS version with 30+ clients launched April 2020
White label clients are larger organizations or have unique requirements
SaaS clients are primarily small to medium sized organizations
Older free basic version may be turned off to focus on SaaS

White Label clients are organizations that have unique requirements that adjust our functionality in some manner (increased branding, added integrations, etc.) and/or require a higher level of services which we charge for. For White Label the pricing structure is:

- Implementation/development fees ranging from $25,000 - $300,000
- Ongoing hosting starting at $1250 a month
- Subscription/licensing per user starting at $2 a seat with a minimum of $1000 per month
- Transaction fees (1%) per monetary transaction (fundraising, event registrations, coaching booking, memberships, eCommerce, etc.)

Other revenue opportunities with White Label clients include services, revenue share and equity.

SaaS model clients can leverage our extensive and flexible functionality in our self-service model OR be supported by our sales partners. For SaaS the pricing structure is based on features, number of communities and number of users, plus transaction fees for all:

- Freemium for groups under 100 members to get started
- Basic Plus for groups up to 500 members - $99 per month
- Teams for groups between 500 and 1000 - $300 per month
- Premium for groups between 1001 and 3000 - $600 per month

Funding and Use of Proceeds

Carii had early investors and has been primarily bootstrapped from founders' funds and revenue since.

Since the platform is fully developed and only requires maintenance and smaller feature updates, limited funds are required for ongoing R&D. New funding is required to ramp up growth and will be allocated specifically for sales of white label and SaaS, marketing, PR and a customer success team to support and upsell.

Also required is a small US based development and design team to cover US hours, a product manager, upgrading of cloud technology to support growth in customer base, and SG&A (legal, accounting, hiring a COO, and modest management salaries).

Projected revenue and expenses


carii
PROJECTED REVENUE & EXPENSES
2020 is showing the growth potential because product is very mature, sales are ramping up and R&D expenses are reduced
MULTIPLE REVENUE LINES: Subscriptions, hosting, transactions, advertising, services
SaaS model - monthly fees & transactions
White Label – services, transactions & user growth
Note: Equity ownership position in some white label clients

Rev/Exp/Net	2019	2020	2021	2022	2023	2024
White Label Revenue	288K	478K	3.1M	8.5M	13M	24.5M
SaaS Revenue	N/A	25K	2.5M	7.2M	12.4M	19.6M
Expenses	447K	330K	3.5M	5.2M	8M	14M
EBITDA	(159)K	173K	2.1M	10.5M	17.4M	30.1M
Projected Clients	15	70	250	750	1250	2000

Use of funds


carii
USE OF FUNDS GROWTH
Raising $2 MM – to drive more rapid growth
$3.5 MM in cash invested by founders & early investors
Funding for Sales, Mkting & Customer Success
Sales & Distribution 30%
Marketing & PR 20%
Client Success 20%
Product Support 20%
SG&A 10%
The platform is fully developed (over 300,000 development hours) and live with multiple clients on both web and mobile apps - limiting any technology risk & minimizing R&D

Road map


carii
ROADMAP – GROWTH STAGE
✓ Fully developed platform
✓ Existing client base/pipeline
✓ Confirmed market fit
✓ Minimized technology risk
Today
MVP
Develop & launch initial MVP
MARKET TEST
Market & obtain feedback
WHITE LABEL
Enhance & roll out to clients
SaaS MODEL
Productize features in SaaS
SCALE!
Actively market & scale

Market


carii
A LARGE AND GROWING MARKET
A B2B solution for organizations – existing clients/prospects in all categories and seeing dramatic growth in today's environment
Networks & Associations
Mkt $28B, 12K Organizations
Services & Coaches
Mkt $1B, 60K Coaches
Mkt $2T, 900K Professionals
Non-Profits/Social Impact
Mkt $1T, 1.5M Organizations
Educational Institutions
Mkt $1.6T, 5.3K Entities
Investment Funds
Mkt 4.5T, 8K Firms
Event Companies
Mkt $140B, 70K

Demand for bespoke digital networks and communities is still early in its growth trajectory so there is significant runway ahead. And the current environment has accelerated digital adoption - leading to rapid growth already, and more opportunity on the horizon with funding.

We market exclusively to organizations and businesses and they in turn market to their customers, users, members, partners. Some of our clients are purpose driven and focused on social impact – leading to the platform becoming a hub for cross-networking for common initiatives. Another new client is a OTT TV Network with broad reach with music audiences. The mix of clients is broad, but with common denominators:

- Has a disparate, fragmented set of stakeholders where the experience would be improved if brought together efficiently in a way that caters to each member's needs
- Interest in a private branded environment with control and trusted interactions - and data ownership
- Goal of generating revenue and increasing interactions and value exchange between members of all types - which also increases actions/results

The new SaaS model being rolled out targets small/medium organizations via a digital marketing strategy and outreach to influencers. Many of our larger white label clients are bringing their own networks onto the platform which provides extended opportunities for new customers. For example, our client GSX uses our platform to run their digital business of bringing together architects, builders, designers and product companies.

Organizations such as the UN can be provided with a community and content presence on our platform through GSX, which gives us brand recognition and exposure to potential customers.

COMPETITIVE LANDSCAPE

Competitors include online community platforms like *Mighty Networks* and *Higher Logic*, messaging platforms like *Slack*, event and fundraising platforms and video conferencing like *Zoom*. **Connective functionality goes far beyond our competition** on many levels: it is more comprehensive, modern and flexible with more ways for organizations to generate revenue and add value to members.

Connective is fully developed and robust on the web and mobile apps. **It's like combining Wix, Zoom, LinkedIn, Slack, Eventbrite, Quora, CMS, Trello, Crowdrise and others** in one consolidated branded platform. Uniquely, Connective also supports a cross site **network of networks** which no other solution in the market can do.

Functionality includes: Websites, Social Posting, Communities, Chat, Q&A Forum, Content Library, Video Conferencing (2 integrated tools!), Project Planning, Multi-tier Memberships, Events, Marketplaces, Advertising, Affiliation, Activity Coins, Expert Booking, Fundraising, Token & Blockchain Integration.

Competition


carii
THE MARKET IS FRAGMENTED WITH NO CLEAR LEADER = OPPORTUNITY
Patent filed for unique Affiliation technology. Advanced & flexible technology that would be difficult to replicate quickly.

Company	Communication & Social Posts	Collaboration & Chat	Single Groups & Communities	Community Eco-Systems	Privacy & Control	Content Library	Mobile Apps	Events & Fundraising	Sponsored Advertising	Video Conference	Revenue Opportunities
CONNECTIVE	✘	✘	✘	✘	✘	✘	✘	✘	✘	✘	✘
MIGHTY NETWORKS (lower price point)	✘		✘			✘	✘	✘			✘
HIVEBRITE (higher price point)	✘		✘			✘	✘	✘			✘
HIGHER LOGIC (higher price point)	✘		✘		✘	✘		✘			
JIVE (Cust Cmty Only)	✘	✘	✘		✘						
SLACK (Msging Only)	✘	✘	✘		✘						

PROGRESS

Progress


carii
ROADMAP – GROWTH STAGE
✓ Fully developed platform
✓ Existing client base/pipeline
✓ Confirmed market fit
✓ Minimized technology risk
Today
MVP
Develop & launch initial MVP
MARKET TEST
Market & obtain feedback
WHITE LABEL
Enhance & roll out to clients
SaaS MODEL
Productize features in SaaS
SCALE!
Actively market & scale

In the world we are all living in, initiated by COVID remote work, we are finding accelerated adoption of digital solutions, leading to a dramatic increase in uptake of our platform, as well as much quicker closes (in days and weeks instead of months). Examples of existing clients and prospects include:

goodLinc – Existing client

Community linking nonprofits and businesses together for support and services (LIVE)

GSX – Existing client

Global Sustainability Exchange for the architects, builders, designers and product companies in the "green" building space globally - MVP

Private Equity client

Using the platform to connect their 15 portfolio companies for cross organization operational and legal functions

Spacely

New client creating a connected network for the space industry linking professionals and companies and educating the public

PRESS

10 Best CEOs


Certificate of Honour
Industry Era
10 BEST CEOs OF 2020
Denise Hayman-Loa
is honoured to be certified as
"10 Best CEOs of 2020"
by Industry Era Magazine
Industry Era
A Smart Way to Industry

Press


carii
WINNER OF MULTIPLE AWARDS
2016 Award Winner
At CES 2016
OTMP
MOBILITY AWARDS
At CES 2017
Aragon Research
2016 HOT VENDOR
Collaboration
V3
Mobile Business
Pepperdine Most Fundable Companies® 2019 Competition Winner!
#9 out of 3500 companies

- Industry Era, "Discovering Unique Communication & Business Strategies"
- Newswire, "Carii, Inc., Ranked 'Top 10' Most Fundable Company® by Pepperdine Graziadio School"
- PR Sync, "Denise Hayman-Loa was Awarded the Top 50 Tech Leaders Award at InterCon Conference 2019, Las Vegas"

TEAM

Team


carii
AN EXPERIENCED SENIOR TEAM
All Sr team members are thought leaders in their expertise areas
+ Dedicated 9-member design/development team (mobile/web)
Denise Hayman-Loa
CEO, Co-Founder, successful intra-preneur and strategist, biz dev, sales, product mgt from E&Y and Goldman Sachs
Sofia Agras (with funding)
Head of Sales –creative & accomplished biz dev professional and startup advisor & founder
Rik Willard (Advisor)
Highly connected Blockchain Expert Founder Agentic Group
Wun Fie Loa
CTO, Co-Founder, entrepreneur, innovative technologist, commercial tech development and tech team management
Rick Dobbis (Board)
Accomplished Sr Executive in Music/ Business
Ran SONY Music Int'l
Ricky Solomon (Board)
Investor in Finance & Technology Start-ups and founder AI Capital
Jeremy Paino
Infrastructure/Security, highly experienced 25-yr commercial tech veteran - started at NYSE
Chris Davino (Board)
Highly connected banker with experience in Events, Brands, Finance
Multiple roles as CEO
Sheila Hartnett (Board)
Sr branding/marketing profession and former CEO of Ogilvy NA

Andy Marks

Founder, Marks Entertainment,
Business Development Advisor

Accomplished media and branding executive with deep industry connections. Has made numerous business development related introductions, several of which have led to business.

Rik Willard

CEO & Founder, Agentic Group,
Blockchain Expertise

Seasoned professional with deep background in the Blockchain and token economy world as well as connections in numerous other industries such as music, advertising, real estate

USE OF PROCEEDS

If the offering's maximum amount of $1,069,999 is raised:

Use	Value	% of Proceeds
Compensation for Sr Mgmt	$150,000	14.0%
Working Capital	$197,569	18.5%
Sales	$70,000	6.5%
Marketing & Advertising	$100,000	9.3%
Customer, Sales & Partner Support	$200,000	18.7%
Project Manager	$75,000	7.0%
Infrastructure/Capacity	$50,000	4.7%
US Time Zone Dev Resources	$100,000	9.3%
Legal/Operations	$75,000	7.0%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Carii, Inc., doing business as Connective.Network. This offering must raise at least $10,000 by February 2, 2021 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Connective.Network may issue additional securities to raise up to $1,069,999, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

895,111 shares
× $11.25 per share

$10,069,999 implied valuation

PITCH DECK


carii Pronounced "Char-ee"
COMMUNITY NETWORKING PLATFORM - CONNECTIVE
A one-stop solution for ecosystems, remote work and digital business - with activity coins & video conferencing
Connect, Communicate, Collaborate

Open

Download

FINANCIALS

Connective.Network's official name is Carii, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook
- Twitter
- LinkedIn

UPDATES

Dec 2, 2020 • Primary offering of 95,111 shares at $11.25

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Looking to raise capital?
We can help turn your friends, family and customers into investors.

Learn more

Interested in more investment opportunities?
Browse all offerings currently available.

See more